UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2024

Date of Report (Date of earliest event reported)

COLLECTIVE AUDIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40723	86-2861807
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street 16-079

New York, NY 10004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

(808) 829-1057

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	CAUD	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock for $11.50 per share	CAUDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Director Changes

On February 2, 2024, Joseph Zawadzki was appointed to the Board of Directors (the “Board”) of Collective Audience, Inc., a Delaware corporation (the “Company”), as Chairman of the Board.

Mr. Zawadzki, 49, is an experienced entrepreneur, private company CEO, and investor in the online marketing industry. From January 2022 until present, Mr. Zawadzki has been serving as General Partner at Aperiam Ventures. Additionally, from May 2022 until present, Mr. Zawadzki has been serving as Executive Chairman for FxM, a FinTech for Media Company. Previously, Mr. Zawadzki founded and served as Chief Executive Officer and Chairman at MediaMath from 2007 until 2022. He is a respected pioneer in the online marketing industry, known especially for establishing the demand-side platform sector. He holds several patents in the area of online methods for dynamic segmentation and content presentation. Mr. Zawadzki holds a Bachelor’s degree in English from Harvard University. Mr. Zawadzki will participate in the Company’s non-employee director compensation arrangements generally applicable to all of the Company’s non-employee directors.

Mr. Zawadzki is not related to any of the Company’s executive officers or directors.  There are no arrangements or understandings between Mr. Zawadzki and any other person in the Company pursuant to which Mr. Zawadzki was selected as a director of the Board. Mr. Zawadzki is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In connection with Mr. Zawadzki’s appointment, the Company accepted the resignation of Brent Suen as a member of the Board on February 2, 2024.

Officer Changes

Additionally, on February 2, 2024, Robb Billy, the Company’s current Chief Financial Officer, submitted his resignation to the Board effective immediately. Concurrently therewith, the Company’s current Chief Operating Officer, Chris Andrews, was appointed as Interim Chief Financial Officer for the Company. Mr. Andrews will retain his Chief Operating Officer role as well.

Neither Mr. Suen’s nor Mr. Billy’s resignations were a result of any disagreements with the Company, or its management, on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure

On February 8, 2024, the Company issued a press release announcing Mr. Zawadzki’s appointment as Chairman of the Board. A copy of that press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
99.1	Press Release, dated February 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE AUDIENCE, INC.
Dated: February 8, 2024

	By:	/s/ Peter Bordes

	Name:	Peter Bordes
	Title:	Chief Executive Officer

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